Exhibit 10.9

Execution Version

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND LIMITED WAIVER

This First Amendment and Limited Waiver (this “Amendment”) to that certain Securities Purchase Agreement, dated as of May 27, 2021 (as amended and in effect from time to time, including by this Amendment, the “Purchase Agreement”), by and among COMSovereign Holding Corp., a Nevada corporation (the “Company”) and Lind Global Asset Management IV, LLC, a Delaware limited liability company (the “Investor”), is made and entered into as of August 25, 2021, by and between the Company and the Investor. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

WHEREAS, the parties desire to amend the Purchase Agreement as set forth herein and, to the limited extent provided for herein, waive certain specified provisions of the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.9 of the Purchase Agreement, each of the Company and the Investor may amend the Purchase Agreement, and waive any provision of the Purchase Agreement, in each case in a written instrument signed by the Company and the Investor.

NOW THEREFORE, in consideration of the premises and covenants set forth herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, pursuant to Section 11.9 of the Purchase Agreement, to amend the Purchase Agreement as follows and, to the limited extent provided in Section 4 hereof, waiver certain provisions of the Purchase Agreement as follows:

1. Recitals. The following recital to the Securities Purchase Agreement is hereby restated to read as follows:

E. Concurrently with the execution of this Agreement, the Company and the Investor will enter into a security agreement, substantially in the form attached hereto as Exhibit A (as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time, the “Security Agreement”), pursuant to which the Company will grant a first priority security interest in substantially all of its assets to the Collateral Agent to secure the Company’s obligations hereunder.

2. Amendments to Section 1.1 of the Purchase Agreement.

(a) Section 1.1 of the Purchase Agreement is hereby amended by deleting each of the following definitions in its entirety and restating each such definition as follows:

“Guarantor Security Agreement” means the amended and restated security agreement dated as of August 25, 2021 among the Guarantors other than Lighter Than Air and the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, as the same may be amended, restated, and/or modified from time to time and any other security agreement dated after the date hereof from (a) a Guarantor which is formed or acquired after the date hereof and (b) Lighter Than Air once the Lighter Than Air Restriction is no longer applicable, in each case in accordance with the terms hereof.

“Guaranty” means that certain amended and restated Guaranty dated as of August 25, 2021 from the Guarantors in favor of the Collateral Agent and the Secured Parties, as the same may be amended, restated, and/or modified from time to time, together with any other guaranty entered into after the date hereof in accordance with the terms hereof.

(b) Section 1.1 of the Purchase Agreement is further amended by adding the following definitions to Section 1.1 of the Purchase Agreement in the appropriate alphabetical order:

“Collateral Agent” means Lind Global Asset Management IV, LLC, a Delaware limited liability company, in its capacity as collateral agent for the Secured Parties.

“Second NPA” means that certain Securities Purchase Agreement dated as of the date hereof (as amended, supplemented, restated and/or modified from time to time) by and between the Company and Lind Global Fund II LP.

“Secured Parties” means the Investor and Lind Global Fund II LP in its capacity as an “Investor” as such term is defined in the Second NPA.

3. Other Amendments to the Purchase Agreement.

(a) Section 9.1 of the Purchase Agreement is hereby amended by deleting Section 9.1 in its entirety and restating it as follows:

9.1 Registration.

(a) Registration Statement. Promptly, but in any event no later than thirty (30) days following the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Investor Shares. The foregoing Registration Statement shall be filed on Form S-1 or a Form S-3 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b) Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c) Effectiveness. The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than November 30, 2021. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d) Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

(b) Exhibit A to the Purchase Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

4. Limited Waiver. Pursuant to (a) Section 5.7 of the Purchase Agreement, if the Company or any Subsidiary issues any debt other than the Permitted Debt, unless otherwise waived in writing by and at the discretion of the Investor, the Company shall immediately utilize the proceeds of such issuance to repay the Note (such requirement, the “Prepayment Requirement”); and (b) Section 10 of the Purchase Agreement, if at any time prior to the second anniversary of the Closing, the Company proposes to offer or sell any New Securities, the Company shall first offer the Investor the opportunity to purchase up to ten percent (10%) of such New Securities (such requirement, the “Securities Offer Requirement”). In connection with the Company entering into that that certain Securities Purchase Agreement dated as of the date hereof (as amended, supplemented, restated and/or modified from time to time) by and between the Company and Lind Global Fund II LP (the “Second SPA”) (and the “Note” (as defined therein) and other “Transaction Documents” (as defined therein) being entered into in connection therewith, the Company has asked the Investor to waive the Prepayment Requirement (but only as it relates to the Company incurring debt in favor of Lind Global Fund II LP in connection with the Second SPA) in connection with the Second SPA as well as the Securities Offer Requirement (but only in connection with the issuance of New Securities to Lind Global Fund II LP in connection with the Second SPA and the related Transaction Documents). The Investor hereby waives (x) the Prepayment Requirement but solely with respect to the Company incurring debt in favor of Lind Global Fund II LP in connection with the Second SPA and (y) the Securities Offer Requirement but solely in connection with the issuance of New Securities to Lind Global Fund II LP in connection with the Second SPA and the related Transaction Documents. Nothing contained herein shall be construed as a waiver of any defaults or events of default under the Purchase Agreement or any other rights and remedies of the Investor, nor shall it be construed as a willingness of the Investor to waive any other terms or conditions of the Purchase Agreement or any other Transaction Document.

5. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the receipt by the Investor of this Amendment, duly executed and delivered by the Investor and the Company.

6. Continued Validity of Purchase Agreement. Except as specifically amended hereby, the Purchase Agreement shall remain in full force and effect and all of the rights and obligations of each of the Investor and the Company under the Purchase Agreement are affirmed. In the event of a conflict between this Amendment and the Purchase Agreement, this Amendment shall control. All references in the Purchase Agreement or any Transaction Document shall hereafter refer to the Purchase Agreement as amended hereby. This Amendment shall be a Transaction Document for all purposes under the Purchase Agreement.

7. Governing Law; Dispute Resolution. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

8. Counterparts. This Amendment may be executed in two or more counterparts (including facsimile or “pdf” counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Each party hereto hereby agrees that this Amendment and any other document to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:		INVESTOR:

COMSOVEREIGN HOLDING CORP.		Lind GLOBAL Asset management iv, llc

By:	/s/ Daniel L. Hodges	By:	/s/ Jeff Easton
Name:	Daniel L. Hodges	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Authorized Signatory

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